EX-99.(h)(1)(vii)

FORM OF AMENDMENT NO. 8

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 8 to the Mutual Funds Service Agreement dated as of [            , 2013] between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC (“FMG LLC”), a Delaware limited liability company (“FMG LLC” or “Administrator”) (“Amendment No. 8”).

The Trust and FMG LLC agree to modify the Mutual Funds Service Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1.	New Portfolios. EQ/Energy ETF Portfolio, EQ/Low Volatility Global ETF Portfolio, EQ/Convertible Securities Portfolio, AXA SmartBeta Equity Portfolio, All Asset Aggressive-Alt 50 Portfolio and All Asset Aggressive-Alt 75 Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

FORM OF AMENDMENT NO. 8

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

0.12% of the first $3 billion; 0.11% of the next $3 billion; 0.105% of the next $4 billion; 0.10% of the next $20 billion;

and 0.0975% thereafter (based on aggregate average daily net assets of the Portfolios) plus $30,000 for each Portfolio with average net assets of less than $5 billion

EQ/AllianceBernstein Short-Term Bond

EQ/AllianceBernstein Short Duration Government Bond

EQ/BlackRock Basic Value Equity

EQ/Boston Advisors Equity Income

EQ/Calvert Socially Responsible

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Davis New York Venture

EQ/Equity 500 Index

EQ/GAMCO Mergers and Acquisitions

EQ/GAMCO Small Company Value

EQ/International Equity Index

EQ/International ETF

EQ/Intermediate Government Bond

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Lord Abbett Large Cap Core

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

EQ/Montag & Caldwell Growth

EQ/Morgan Stanley Mid Cap Growth

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

EQ/Van Kampen Comstock

EQ/Wells Fargo Omega Growth

EQ/Energy ETF Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/Convertible Securities Portfolio

AXA SmartBeta Equity Portfolio

Hybrid Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.110% of the next $5 billion, and

0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 for each Portfolio with average net assets of less than $5 billion

EQ/AllianceBernstein Small Cap Growth

EQ/Franklin Core Balanced

EQ/Mutual Large Cap Equity

EQ/AXA Franklin Small Cap Value Core

EQ/Templeton Global Equity

EQ/Emerging Markets Equity PLUS

EQ/Equity Growth PLUS

EQ/Global Bond PLUS**

EQ/Global Multi-Sector Equity

EQ/High Yield Bond

EQ/International Core PLUS EQ/Large Cap Core PLUS EQ/Large Cap Growth PLUS EQ/Large Cap Value PLUS EQ/Mid Cap Value PLUS EQ/Natural Resources PLUS EQ/Quality Bond PLUS** EQ/Real Estate PLUS

ATM Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.110% of the next $5 billion, and

0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 for each Portfolio with average net assets of less than $5 billion

ATM International Portfolio ATM Large Cap Portfolio ATM Mid Cap Portfolio ATM Small Cap Portfolio	AXA Tactical Manager 2000 Portfolio AXA Tactical Manager 400 Portfolio AXA Tactical Manager 500 Portfolio AXA Tactical Manager International Portfolio EQ/AllianceBernstein Dynamic Wealth Strategies

Allocation Portfolios (Funds-of-Funds)*

0.15% of the average daily net assets of each Portfolio for the first $15 billion; 0.125% of the next $5 billion, and

0.100% thereafter (per Portfolio basis), plus $32,500 per Portfolio for each Portfolio with average net assets of less than $5 billion

All Asset Moderate Growth-Alt 15

All Asset Growth-Alt 20

All Asset Aggressive-Alt 25

AXA Aggressive Strategy

AXA Balanced Strategy

AXA Ultra Conservative Strategy

AXA Conservative Strategy

AXA Conservative Growth Strategy

AXA Growth Strategy

AXA Moderate Growth Strategy

EQ/Franklin Templeton Allocation

All Asset Aggressive-Alt 50

All Asset Aggressive-Alt 75

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.
**	Exchange-traded fund (ETF) allocated portion approved but not operational.